UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2012

DORAL FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-31579	66-0312162
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: 787-474-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Doral Financial Corporation (the “Company”), held on June 13, 2012 (the “Annual Meeting”), the proposals listed below were submitted to a vote of the shareholders. The proposals are described in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission (the “Proxy Statement”).

Proposal 1 – The election of six (6) directors of the Company for a one-year term ending on next year’s Annual Meeting of Shareholders of the Company.

The following six (6) nominees named in the Company’s Proxy Statement were elected as directors for a one-year term. The voting results were as follows:

Election of Directors-Nominees	Votes For	Votes Withheld	Broker Non-Votes

Dennis G. Buchert	54,054,858	31,063,673	31,807,534
James E. Gilleran	72,959,958	12,158,573	31,807,534
Douglas L. Jacobs	57,260,606	27,857,925	31,807,534
David E. King	75,485,162	9,633,369	31,807,534
Gerard L. Smith	54,074,975	31,043,556	31,807,534
Glen R. Wakeman	81,315,121	3,803,410	31,807,534

Proposal 2 – Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012

The proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2012 was approved. The voting results were as follows:

For:	112,312,744
Against:	3,974,803
Abstain:	638,518
Broker Non-Votes:	0

Proposal 3 – Consideration of a non-binding advisory “say on pay” vote to approve the compensation of our named executive officers

The proposal to consider a vote to approve the compensation of the Company’s named executive officers, as described in the Proxy Statement, was approved on an advisory basis. The voting results were as follows:

For:	45,943,914
Against:	36,918,932
Abstain:	2,255,685
Broker Non-Votes:	31,807,534

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: June 13, 2012	By:	/s/ Enrique R. Ubarri
	Name:	Enrique R. Ubarri
	Title:	Executive Vice President and General Counsel